UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2024 (May 13, 2024)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 13, 2024, Celanese Corporation (the “Company”) held its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) virtually at www.virtualshareholdermeeting.com/CE2024 and the Company’s shareholders approved an amendment to Article IX of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), to add language exculpating certain officers of the Company from certain liabilities and extending to our officers a right to mandatory indemnification. The amendment to the Certificate is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2024, in connection with the 2024 Annual Meeting (the “Proxy Statement”). The full text of the amendments to the Certificate is attached as Exhibit 3.1 and is incorporated herein by reference.
The amendment to the Restated Certificate became effective upon the Company’s filing of a Certificate of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware on May 15, 2024.

Item 5.07	Submission of Matters to a Vote of Security Holders.
During the 2024 Annual Meeting, the Company’s shareholders were asked to consider and vote upon four proposals: (1) election of ten directors to the Board to serve for a term that expires at the annual meeting of shareholders in 2025 and until their successors are duly elected and qualified or their earlier resignation or retirement; (2) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2024; (3) an advisory vote to approve executive compensation; and (4) approval of the amendment to the Restated Certificate to provide for officer exculpation and indemnification under Delaware law.
As of the 2024 Annual Meeting record date of March 18, 2024, there were 111,563,396 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the 2024 Annual Meeting, if represented in person or by proxy at the 2024 Annual Meeting. A total of 104,255,925 shares were voted in person or by proxy (93.44% quorum). For each proposal, the shareholder voting results were as follows:
1. Election of Directors. Each of the director nominees was elected to serve for a term which expires at the annual meeting of shareholders in 2025 by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Edward G. Galante	97,165,014	3,363,797	52,760	3,674,354
Timothy Go	100,384,924	111,387	85,260	3,674,354
Kathryn M. Hill	98,726,687	1,803,670	51,214	3,674,354
David F. Hoffmeister	91,278,184	9,241,210	62,177	3,674,354
Jay V. Ihlenfeld	99,111,847	1,404,860	64,864	3,674,354
Deborah J. Kissire	92,578,360	7,922,647	80,564	3,674,354
Michael Koening	100,143,153	354,795	83,623	3,674,354
Ganesh Moorthy	100,286,096	209,416	86,059	3,674,354
Kim K.W. Rucker	96,694,879	3,831,773	54,919	3,674,354
Lori J. Ryerkerk	97,512,131	3,047,747	21,693	3,674,354
2. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024 was ratified by the shareholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
102,793,741	1,424,927	37,257
3. Advisory Vote to Approve Executive Compensation. The shareholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
99,257,359	1,160,371	163,841	3,674,354

4. Approval of Amendment to the Company's Second Amended and Restated Certificate of Incorporation. The Amendment to the Restated Certificate to provide for officer exculpation and indemnification under Delaware law was approved by the shareholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
93,298,323	7,223,680	59,568	3,674,354
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:

Exhibit Number	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ ASHLEY B. DUFFIE
Name:	Ashley B. Duffie
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	May 15, 2024
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